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                                                          LATHAM & WATKINS
                                                          ATTORNEYS AT LAW
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                                                         September 28, 1998
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Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

          Re:  Morgan Stanley Capital I Inc.
               Registration Statement on Form S-3
               Registration No. 333-62911
               --------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Morgan Stanley Capital I Inc. (the "Company") in connection with the preparation of a registration statement on Form S-3 (Registration No. 333-62911) (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (the "Series"). As described in the Registration Statement, each Series of Certificates will be issued under and pursuant to the terms and conditions of a separate pooling and servicing agreement (each, an "Agreement") between the Company, a trustee (the "Trustee"), a master servicer (the "Master Servicer") and, where appropriate, a special servicer (the "Special Servicer"), each to be identified (together with any other relevant parties) in the prospectus supplement for such Series of Certificates.

         In rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the prospectuses (the "Prospectuses") and the forms of prospectus supplements (the "Prospectus Supplements") included therein, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

LATHAM & WATKINS

   September 28, 1998
   Page 2

         In rendering our opinion, we have examined the Internal Revenue Code of 1986, as amended, as of the date hereof, the Treasury Regulations promulgated thereunder, judicial decisions, legislative history and such other authorities as we have deemed appropriate. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.

         We express no opinion as to any laws other than the federal laws of the United States of America as of the date hereof.

         Based upon and subject to the foregoing, it is our opinion that the information in each Prospectus under the captions "Summary of Prospectus-Tax Status of the Certificates" and "Certain Federal Income Tax Consequences," to the extent they constitute matters of law or legal conclusions, are correct in all material respects, based on existing law and the assumptions stated therein.

         The foregoing opinion and the discussion contained in each Prospectus under the captions "Summary of Prospectus-Tax Status of the Certificates" and "Certain Federal Income Tax Consequences" represent our conclusions as to the application of existing law. No assurance can be given that the Internal Revenue Service will not assert contrary positions or that the law (including the interpretation thereof) will not change. We also note that the Prospectuses and Prospectus Supplements filed with the Registration Statement do not relate to any specific transaction. Accordingly, the above-referenced description of federal income tax consequences may require modifications in the context of an actual transaction. We express no opinion either as to any matter not specifically covered by the foregoing opinion or as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

         Any change in applicable law, which may change at any time and which is subject to differing interpretation, or in the facts or documents on which our opinion is based, or any inaccuracy in the representations or warranties on which we have relied, may affect the validity of the foregoing opinion. This firm undertakes no obligation to update this opinion in the event that there is either a change in the legal authorities, facts or documents on which this opinion is based, or an inaccuracy in any of the representations or warranties upon which we have relied in rendering this opinion.

         We hereby consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement. We also consent to the references to Latham & Watkins under the caption "Certain Federal Income Tax Consequences" in each Prospectus.

                                                          Very truly yours,

                                                          /s/ Latham & Watkins
                                                          LATHAM & WATKINS